For more information:
Investor contact: Barbara Bolens 414-438-6940
For Immediate Release
Brady Corporation reports preliminary results for second quarter ended January 31, 2007
     MILWAUKEE (February 8, 2007)—Brady Corporation (NYSE:BRC) announced today that diluted earnings per share is estimated to be in the range of $0.33 to $0.36 for the second fiscal quarter ended January 31, 2007, compared to $0.43 per share in the second fiscal quarter last year. Sales are expected to be approximately $321 million for the quarter.
     “Our OEM electronics business softened in the quarter, driven primarily by the mobile handset and hard disk drive businesses; we have actions underway to address this softening. The rest of our business in the Americas and Europe remains solid,” said Frank Jaehnert, Brady’s president and chief executive officer.
     “For the full fiscal year 2007, we now expect sales of between $1.35 and $1.37 billion, up from our previous guidance of $1.25 to $1.275 billion; net income of between $113 and $118 million, down from $122 to $126 million; and diluted earnings per share of between $2.06 and $2.15, down from $2.22 to $2.29,” said David Mathieson, Brady’s chief financial officer.
     A webcast regarding this announcement will be available at www.investor.bradycorp.com beginning at 7:30 a.m. Central Time tomorrow, February 9.
     Brady expects to report the actual results for the quarter and year to date on February 21, 2007. A webcast regarding fiscal 2007 second quarter results will be available at www.investor.bradycorp.com beginning at 9.30 a.m. Central Standard Time Wednesday February 21.
     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 9,000 people at operations in the Americas, Europe and Asia/Pacific. Brady’s fiscal 2006 sales were approximately $1.018 billion.
     More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2006. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.
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